    As filed with the Securities and Exchange Commission on December 10, 1996
                                                       Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                             TELETECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

     Delaware                                                     84-1291044
(State or other jurisdiction of                               (I.R.S. Employee
incorporation or organization)                               Identification No.)

                         1700 Lincoln Street, Suite 1400
                             Denver, Colorado  80203
                                 (303) 894-4000
   (Address, including zip code, and telephone number, including area code, of registrant's executive offices)
                                 --------------

           TELETECH HOLDINGS, INC. STOCK PLAN, AS AMENDED AND RESTATED
           -----------------------------------------------------------
                            (Full title of the plan)

               TELETECH HOLDINGS, INC. DIRECTORS STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)

              TELETECH HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
              ----------------------------------------------------
                            (Full title of the plan)

                               Kenneth D. Tuchman
                             TeleTech Holdings, Inc.
                         1700 Lincoln Street, Suite 1400
                             Denver, Colorado  80203
                                 (303) 894-4000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------

                         CALCULATION OF REGISTRATION FEE

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Title of Securities to be    Proposed Maximum Aggregate         Amount of
      Registered                   Offering Price           Registration Fee
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Common Stock, par value           $256,387,500 (1)              $77,694
$.01 per share
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457 (h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on December 6, 1996. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the Plans.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents that have heretofore been filed by TeleTech Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration
Statement:

     1. The prospectus dated October 31, 1996 contained in the registrant's Registration Statements on Form S-1 (Registration Nos. 333-13833 and 333-15297) (collectively, the "S-1 Registration Statement"), which prospectus was filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act").

     2. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996.

     3. The description of the Company's common stock, par value $.01 per share ("Common Stock") contained in the S-1 Registration Statement.

     4. All documents filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995 or subsequent to the date of this Registration Statement and before the registrant files a post-effective amendment that indicates that all shares of Common Stock being offered hereby have been sold or that deregisters all shares of Common Stock then remaining unsold.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated herein by reference modifies or supersedes such earlier incorporated statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     See Item 3(3).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters relating to the Common Stock being registered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois. Certain partners of and attorneys associated with Neal, Gerber & Eisenberg own shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under the General Corporation Law of Delaware (the "GCLD"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director of officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by such person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The GCLD also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the GCLD provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The registrant's Restated Certificate of Incorporation and Amended and Restated By-laws provide that the registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

     The registrant also has entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the registrant's Restated Certificate of Incorporation and Amended and Restated By-laws. These agreements provide, among other things, that the registrant will indemnify its directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the registrant or any third person) and liabilities of any type whatsoever (including, but not limited to, judgements, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the registrant, any subsidiary of the registrant or any other company or enterprise to which the person provides services at the request of the registrant. The registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.


     The registrant maintains liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
  No.     Description
-------   -----------
 4.1 Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-04097) (the "IPO Registration Statement").

 4.2 Amended and Restated By-laws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company's IPO Registration Statement.

 4.3 TeleTech Holdings, Inc. Stock Plan, As Amended and Restated, is incorporated herein by reference to Exhibit 10.7 to the Company's IPO Registration Statement.

 4.4 TeleTech Holdings, Inc. Directors Stock Option Plan is incorporated herein by reference to Exhibit 10.8 to the Company's IPO Registration Statement.

 4.5      TeleTech Holdings, Inc. Employee Stock Purchase Plan

 5.1      Opinion of Neal, Gerber & Eisenberg

23.1      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP

23.3 Consent of Gumbiner, Savett, Finkel, Fingleson & Rose, Inc. (formerly Gumbiner, Savett, Friedman & Rose, Inc.)

24.1      Powers of Attorney

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. that, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     4. that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TeleTech Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 9, 1996.

                         TELETECH HOLDINGS, INC.


                    By:      /s/ Kenneth D. Tuchman
                         -------------------------------------------------------
                         Kenneth D. Tuchman,
                         Chairman of the Board of Directors, President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED ON DECEMBER 9, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

SIGNATURE                     TITLE
---------                     -----

/s/ Kenneth D. Tuchman        Chairman of the Board, President and
----------------------        Chief Executive Officer (Principal Executive
Kenneth D. Tuchman            Officer)

/s/ Steven B. Coburn          Chief Financial Officer
----------------------        (Principal Financial and Accounting Officer)
Steven B. Coburn

  * Rod Dammeyer              Director
----------------------
Rod Dammeyer

  * Alan Silverman            Director
----------------------
Alan Silverman

  * Stuart Sloan              Director
----------------------
Stuart Sloan

  * Samuel Zell               Director
----------------------
Samuel Zell


          * By: /s/ Kenneth D. Tuchman
               ----------------------------
               Kenneth D. Tuchman,
               as Attorney-in-Fact